Exhibit 5.2

November 1, 2023

DXC Technology Company

20408 Bashan Drive, Suite 231

Ashburn, Virginia 20147

Re:	DXC Technology Company — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to DXC Technology Company, a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), which is being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company intends to register the following securities: (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”), in one or more series; (iii) debt securities of the Company, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) pursuant to an indenture, dated as of March 27, 2017 (the “Original Indenture”) among the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as amended (as may be amended or supplemented from time to time, the “Indenture”); (iv) depositary shares representing shares of the Company’s Preferred Stock, in one or more series (the “Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts (as defined below), or Units (as defined below) of the Company (“Warrants”); (vi) purchase contracts to purchase Common Stock, Preferred Stock, Depositary Shares, Units or Warrants (“Purchase Contracts”); and (vii) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants or Purchase Contracts, or any combination of such securities (“Units”) (items (i) through (vi) above are collectively referred to herein as the “Securities”). This opinion is issued at your request.

We have examined executed originals or copies of the following documents:

A.	the Registration Statement;

B.	the Base Prospectus;

C.	the Indenture;

D.	a certificate, dated November 1, 2023, from an officer of the Company as to certain factual matters, including, the incumbency of the officers of the Company (the “Officer’s Certificate”);

DXC Technology Company November 1, 2023

E.	the Articles of Incorporation and Bylaws of the Company, as amended to date;

F.

Resolutions of the board of directors of the Company, dated October 24, 2023, authorizing and approving the Registration Statement, and the issuance and sale of the Securities described in the Registration Statement

G.

A good standing certificate from the Secretary of State of the State of Nevada, dated October 31, 2023, with respect to the good standing of the Company as a corporation incorporated under the laws of the State of Nevada.

The documents and agreements set forth in paragraphs A and B are collectively referred to herein as the “Transaction Documents.”

We have examined and relied upon such other instruments and documents and taken such other and further actions as we have deemed necessary or appropriate for the opinions expressed herein. We have assumed, without independent verification, (i) the genuineness of all signatures, (ii) the accuracy, completeness and authenticity of all documents and records submitted to us as originals and the conformity with the originals of all documents and records submitted to us as certified, conformed or photostatic copies and (iii) the truth, accuracy and completeness of the factual matters contained in the representations and warranties set forth in the Transaction Documents. For purposes of our review of such matters set forth in Paragraphs D and E above, and as a qualification and limitation to the opinions set forth herein, we have, with your consent, relied solely upon communications and affirmations from and on behalf of the Company providing that there have been no changes, amendments or alterations to the documents referenced in such paragraphs which would negate the opinions set forth herein.

We assume: (a) that the Board of Directors of the Company duly authorizes by proper corporate action the terms and issuance of the Securities, (b) the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), with respect to the Debt Securities (c) the Registration Statement, and any other required post-effective amendments thereto, will be effective under the Securities Act, any required prospectus supplement with respect to such Securities will have been delivered and filed with the Commission and no stop order suspending its effectiveness will have been issued and remain in effect, (d) the due execution, authentication, issuance and delivery of the Debt Securities by the Company upon payment of the consideration therefor as provided in the applicable purchase, underwriting or similar agreements duly approved by the requisite corporate action by the Company and otherwise, if applicable, in accordance with the provisions of the Indenture governing the Debt Securities, (e) upon the issuance of Common Stock, including Common Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Articles of Incorporation, and (f) upon the issuance of Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Articles of Incorporation, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Articles of Incorporation.

DXC Technology Company November 1, 2023

We note that the Indenture provides that it shall be governed by and construed in accordance with the laws of the State of New York. Accordingly, we assume that the Indenture is enforceable under the laws of the State of New York.

Based on the foregoing examinations and assumptions, and subject to the qualifications and limitations contained herein it is our opinion that as of the date hereof:

1.	The Company has been duly incorporated, is validly existing and, based solely on the good standing certificate, in good standing under the laws of the State of Nevada.

2.

With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) an appropriate prospectus supplement (or term sheet) with respect to the Offered Common Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (iv) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Articles of Incorporation and the Bylaws, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Articles of Incorporation or the Bylaws, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) a certificate or certificates representing the Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, or exercise of any Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Common Stock, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3.

With respect to any offering of a series of Preferred Stock (the “Offered Preferred Stock”), when (i) an appropriate prospectus supplement (or term sheet) with respect to the Offered Preferred Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the Board of

DXC Technology Company November 1, 2023

Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Nevada law (the “Certificate of Designation”); (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Nevada has duly occurred; (v) the terms, as well as the terms of the issuance and sale, of the Offered Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Articles of Incorporation or the Bylaws, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) a certificate or certificates representing the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Preferred Stock, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid, and nonassessable, provided that the consideration therefor is not less than the par value thereof.

4.

With respect to the Depositary Shares, when: when an appropriate prospectus supplement with respect to the Depositary Shares has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (a) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including, if applicable, the adoption of a Certificate of Designation relating to Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Nevada; (b) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Common Stock or Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Board of Directors, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued.

5.

With respect to any offering of Warrants to be issued under a Warrant Agreement (the “Offered Warrants”), when (i) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) the Board of Directors,

DXC Technology Company November 1, 2023

including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, (iii) the warrant agreement or warrant agreements between the Company and a warrant agent appointed by the Company has been duly authorized and validly executed and delivered by the Company and the warrant agent under the applicable warrant agreement or warrant agreements; (iv) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Articles of Incorporation and the Bylaws, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Articles of Incorporation or the Bylaws, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Warrants are duly executed, issued, and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors, upon payment (or delivery) of the consideration therefor provided for therein, the Offered Warrants will be valid and binding obligations of the Company, to the extent that Nevada law governs such issues.

6.

With respect to the Units, when: (i) an appropriate prospectus supplement with respect to the Units has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) the Board of Directors has taken all necessary corporate action to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters; (iii) one or more Unit Agreements, as may be entered into among the Company, a bank or trust company, as the Unit Agent, and the holders from time to time of the Units, is entered into in connection with the issuance of such Units and has been duly authorized and validly executed and delivered by the Unit Agent and the Company; and (iv) such Units have been validly executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration therefor provided for therein, such Units will be legally issued and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, to the extent that Nevada law governs such issues.

7.

With respect to the Debt Securities, when: (i) the Debt Securities are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Debt Authorizing Resolutions”) approving the pricing, terms and conditions of the issuance and sale of the Debt Securities; (ii) the Debt Securities are issued and delivered in accordance with (w) the provisions of the Indenture, including delivery of an officer’s certificate or supplemental indenture, the due authentication of the Debt Securities by the Trustee and the execution and delivery by the Company and the Trustee of all requisite documentation pursuant to the Indenture, (x) the Company’s Articles of Incorporation and Bylaws, (y) the Debt Authorizing Resolutions

DXC Technology Company November 1, 2023

and (z) the Registration Statement; (ii) the Company has complied with the Securities Act and the TIA and action of the Commission permitting the Registration Statement to become effective; and (iii) the Company has received the consideration provided for in the applicable Debt Authorizing Resolutions, such Debt Securities will be validly issued and constitute the legal, valid and binding obligations of the Company, to the extent that Nevada law governs such issues.

In rendering the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, there shall not have occurred any change in law affecting the validity or enforceability of such Security.

With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Nevada, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

We do not express any opinion herein with respect to the law of any jurisdiction other than the State of Nevada.

This opinion is intended solely for your benefit. It is not to be quoted, in whole or in part, disclosed, made available to, or relied upon by any other person, firm, or entity without our express prior written consent. This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

DXC Technology Company November 1, 2023

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WOODBURN AND WEDGE

By:	/s/ Shawn G. Pearson
Shawn G. Pearson